As filed with the Securities and Exchange Commission on July 24, 2015

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTPORT INNOVATIONS INC.

(Exact name of Registrant as specified in its charter)

Alberta	3537	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable)

Suite 101, 1750 West 75th Avenue

Vancouver, British Columbia

Canada V6P 6G2

(604) 718-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue

New York, NY 10011

USA

(212) 590-9070

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gordon Caplan Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 USA	Bruce Hibbard Bennett Jones LLP 4500 Bankers Hall East 855 2nd Street SW Calgary, AB T2P 4K7 Canada

Approximate date of commencement of proposed sale to the public

From time to time after the effectiveness of this Registration Statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B. ☒	at some future date (check the appropriate box below)

1. ☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Shares, Preferred Shares, Subscription Receipts, Warrants, Debt Securities and Units(3)	$575,771,534	$66,904.66

(1)	Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed U.S.$575,771,534.
(2)	U.S. dollar amounts are calculated based on the maximum aggregate offering price of Cdn.$750,000,000 converted into U.S. dollars based on the noon rate of exchange on July 22, 2015, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals U.S.$0.767695.
(3)	Where all or a portion of the securities offered under a registration statement remain unsold after the offering’s completion or termination, or withdrawal of the registration statement, Rule 457(p) permits the aggregate total dollar amount of the filing fee associated with those unsold securities to be offset against the total filing fee due for a subsequent registration statement or registration statements. U.S.$550,684,994.80 of securities remain unsold from the Registration Statement on Form F-10 (File No.: 333-187154) initially filed on March 11, 2013 by Westport Innovations Inc. U.S.$66,904.66 of such filing fee will be used to offset the filing fee for this registration statement.
(4)	Subject to footnote (1), there are being registered hereunder an indeterminate number of common shares, preferred shares, subscription receipts, warrants to purchase common shares, senior or subordinated unsecured debt securities, and/or units comprised of one or more of the other securities described in the registration statement in any combination as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of common shares as may be issuable upon exercise of warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authority.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form base shelf prospectus has been filed under legislation in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President, Investor Relations and Communications of Westport Innovations Inc. at 101 – 1750 West 75th Avenue, Vancouver, British Columbia V6P 6G2, telephone (604) 718-2046 and are also available electronically at www.sedar.com. See “Documents Incorporated by Reference”.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	July 24, 2015

Cdn.$750,000,000

Common Shares

Preferred Shares

Subscription Receipts

Warrants

Debt Securities

Units

This prospectus (the “Prospectus”) relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments, remains valid, of up to Cdn.$750,000,000 (or the equivalent in other currencies or currency units) aggregate initial offering price of our common shares (“Common Shares”), preferred shares (“Preferred Shares”), subscription receipts (“Subscription Receipts”), warrants to purchase Common Shares (“Warrants”), senior or subordinated debt securities (“Debt Securities”), and/or units comprised of one or more of the other securities described in this Prospectus in any combination,

(“Units” and, together with the Common Shares, Preferred Shares, Subscription Receipts, Debt Securities and Warrants, the “Securities”). The Securities may be offered by us or by our securityholders. We, or our securityholders, may offer Securities in such amount and, in the case of the Preferred Shares, Subscription Receipts, Debt Securities, Warrants and Units, with such terms as we, or our securityholders, may determine in light of market conditions. We, or our securityholders, may sell the Preferred Shares, Subscription Receipts, Debt Securities and Warrants in one or more series.

There are certain risk factors that should be carefully reviewed by prospective purchasers. See “Risk Factors”.

The specific variable terms of any offering of Securities will be set forth in a supplement to this Prospectus relating to such Securities (each, a “Prospectus Supplement”) including where applicable: (i) in the case of the Common Shares, the number of Common Shares offered, the currency (which may be Canadian dollars or any other currency), the issue price and any other specific terms; (ii) in the case of Preferred Shares, the number of Preferred Shares being offered, the designation of the series, the offering price, dividend rate, if any, and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the currency (which may be Canadian dollars or any other currency), the issue price, the terms and procedures for the exchange of the Subscription Receipts and any other specific terms; (iv) in the case of Warrants, the designation, the number of Warrants offered, the currency (which may be Canadian dollars or any other currency), number of the Common Shares that may be acquired upon exercise of the Warrants, the exercise price, dates and periods of exercise, adjustment procedures and any other specific terms; (v) in the case of Debt Securities, the designation, aggregate principal amount and authorized denominations of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the currency (which may be Canadian dollars or any other currency), the issue price (at par, at a discount or at a premium), the issue and delivery date, the maturity date (including any provisions for the extension of a maturity date), the interest rate (either fixed or floating and, if floating, the method of determination thereof), the interest payment date(s), the provisions (if any) for subordination of the Debt Securities to other indebtedness, any redemption or purchase provisions, any repayment provisions, any terms entitling the holder to exchange or convert the Debt Securities into other securities, any defeasance provisions and any other specific terms; and (vi) in the case of Units, the designation, the number of Units offered, the offering price, the currency (which may be Canadian dollars or any other currency), terms of the Units and of the securities comprising the Units and any other specific terms. You should read this Prospectus and any Prospectus Supplement before you invest in any Securities.

We have filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-10 relating to the Securities (the “Registration Statement”). This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on SEDAR at www.sedar.com or on Westport’s website at www.westport.com, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. See “Where you Can Find Additional Information”.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (the “MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States. We have prepared our annual financial statements as at December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 and our interim financial statements as at and for the three month periods ended March 31, 2015 and 2014 in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities. See “Certain Income Tax Considerations”.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of Alberta, Canada, that some or all of our officers and directors are residents of Canada, that some or all of the underwriters or experts named in this Prospectus are residents of Canada, and that all or a substantial portion of our assets and the assets of such persons are located outside the United States.

The individuals listed in the table below are each a director or executive officer of Westport who resides outside of Canada and has appointed the following agent for service of process:

Name of Person or Company	Name and Address of Agent
Ashoka Achuthan	Bennett Jones LLP, 4500 Bankers Hall East 855 – 2nd Street S.W., Calgary, Alberta, Canada T2P 4K7

Warren Baker	Bennett Jones LLP, 4500 Bankers Hall East 855 – 2nd Street S.W., Calgary, Alberta, Canada T2P 4K7

Douglas King	Bennett Jones LLP, 4500 Bankers Hall East 855 – 2nd Street S.W., Calgary, Alberta, Canada T2P 4K7

No underwriter has been involved in the preparation of, or has performed a review of, the contents of this Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Our outstanding securities are listed for trading on the Toronto Stock Exchange (“TSX”) under the trading symbol “WPT” and on the NASDAQ Global Select Market (“NASDAQ”) under the trading symbol “WPRT”. Unless otherwise specified in any applicable Prospectus Supplement, the Preferred Shares, Subscription Receipts, Warrants, Debt Securities, and Units will not be listed on any securities exchange. There is no market through which the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units may be sold and purchasers may not be able to resell the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units purchased under this Prospectus. This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See the “Risk Factors” section of the applicable Prospectus Supplement.

Our Securities may be sold pursuant to this Prospectus to or through underwriters, dealers, placement agents or other intermediaries or directly to purchasers or through agents at amounts and prices and other terms determined by us or any selling securityholders. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The Prospectus Supplement relating to a particular offering of Securities will identify each person who may be deemed to be an underwriter with respect to such offering and will set forth the terms of the offering of such Securities, including, to the extent applicable, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, the initial public offering price, the proceeds expected to be received by us or any selling securityholder, the underwriting discounts or commissions and any other discounts or concessions to be allowed or reallowed to dealers. The managing underwriter or underwriters with respect to Securities sold to or through underwriters, if any, will be named in the related Prospectus Supplement.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

Our head office is located at 101 – 1750 West 75th Avenue, Vancouver, British Columbia V6P 6G2, and our registered office is located at 4500 – 855 2nd Street S.W., Calgary, Alberta T2P 4K7.

DEFINITIONS AND OTHER MATTERS

In this Prospectus and any Prospectus Supplement, unless otherwise indicated, references to “we”, “us”, “our”, “Westport” or the “Corporation” are to Westport Innovations Inc. All references to “dollars”, “Cdn.$” or “$” are to Canadian dollars and all references to “U.S.$” are to United States dollars. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus and any Prospectus Supplement is determined using U.S. GAAP.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus and any Prospectus Supplement, and in certain documents incorporated by reference in this Prospectus, may constitute “forward-looking statements”. When used in such documents, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “project” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In particular, this Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements which include, but are not limited to, the manner in which the selling securityholders may sell Securities, the filing of one or more Prospectus Supplement(s), and the expansion of our product offering.

In addition to those forward-looking statements referred to above, readers should also refer to the AIF (as defined below), under the heading “Forward-Looking Information” and the Annual MD&A (as defined below) under the heading “Forward Looking Statements”, both of which are incorporated by reference into this Prospectus, for a list of some additional forward-looking statements made by us in this Prospectus and the documents incorporated by reference in this Prospectus.

Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to a number of uncertainties and risks, including the risks described in this Prospectus, any Prospectus Supplement and in the documents incorporated by reference into this Prospectus and other unforeseen risks, including, without limitation:

•	market acceptance of our products;

•	product development delays and delays in contractual commitments;

•	changing environmental regulations;

•	the ability to attract and retain business partners;

•	the success of our business partners and original equipment manufacturers (“OEMs”), with whom we partner;

•	future levels of government funding and incentives;

•	competition from other technologies;

•	price differential between compressed natural gas (“CNG”), liquefied natural gas (“LNG”) and liquefied petroleum gas (“LPG”) relative to petroleum-based fuels;

•	limitations on our ability to protect our intellectual property;

•	potential claims or disputes in respect of our intellectual property;

•	limitations in our ability to successfully integrate acquired businesses;

•	limitations in the development of natural gas refuelling infrastructure;

•	the ability to provide the capital required for research, product development, operations and marketing;

•	there could be unforeseen claims made against us;

•	our international business operations could expose us to factors beyond our control, such as currency exchange rates, changes in governmental policy, trade barriers, trade embargoes, and delays in the development of international markets for our products;

•	risks relating to our Common Shares and Debt Securities; and

•	those risks discussed in this Prospectus and the AIF under the heading “Risk Factors” and in the Annual MD&A under the heading “Forward Looking Statements”.

You should not rely on any forward-looking statements. Any forward-looking statement is made only as of the date of this Prospectus or the applicable document incorporated by reference herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after we distribute this Prospectus, except as otherwise required by law.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Vice President, Investor Relations and

Communications at 101 – 1750 West 75th Avenue, Vancouver, British Columbia V6P 6G2, telephone (604) 718-2046. Copies of documents incorporated by reference are also available electronically at www.sedar.com.

We have filed the following documents with the securities commissions or similar regulatory authorities in certain of the provinces of Canada and such documents are specifically incorporated by reference in this Prospectus:

•	our annual information form dated March 9, 2015 for the year ended December 31, 2014 (the “AIF”);

•	our management proxy circular dated March 11, 2015 relating to the annual and special meeting of shareholders held on April 30, 2015 (the “Management Proxy Circular”);

•	our amended audited consolidated financial statements as at December 31, 2014 and December 31, 2013 and for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, together with the notes thereto, and the auditors’ reports thereon addressed to our shareholders and filed on SEDAR on July 23, 2015;

•	our amended management’s discussion and analysis of financial condition and results of operations dated July 23, 2015, for the fiscal year ended December 31, 2014 and filed on SEDAR on July 23, 2015 (the “Annual MD&A”);

•	our interim consolidated financial statements as at and for the three month period ended March 31, 2015 and 2014; and

•	our interim management’s discussion and analysis of financial condition and results of operations dated May 7, 2015 for the three months ended March 31, 2015.

Any documents of the type required by National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Administrators to be incorporated by reference in a short form prospectus, including any annual information form, comparative annual financial statements and the auditors’ report thereon, comparative unaudited interim financial statements, management’s discussion and analysis of financial condition and results of operations, material change report (except a confidential material change report), business acquisition report and information circular, if filed by us with the securities commissions or similar authorities in the provinces of Canada after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus.

To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with the SEC on Form 40-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, we have and will incorporate by reference into this Prospectus from documents that we file with the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Our U.S. filings are electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which may be accessed at www.sec.gov.

Any “template version” of any “marketing materials” (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements) filed by the Corporation after the date of a Prospectus Supplement and before the termination of the distribution of Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) will be deemed to be incorporated by reference into such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Upon a new annual information form, audited annual financial statements and related management’s discussion and analysis being filed by us with, and where required, accepted by, the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador during the term of this Prospectus, the previous annual information form, the previous audited annual financial statements and related management’s discussion and analysis, all unaudited interim financial statements and related management’s discussion and analysis, material change reports and business acquisition reports filed prior to the commencement of our financial year in which the new annual information form and related audited annual financial statements and management’s discussion and analysis are filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new unaudited interim financial statements and related management’s discussion and analysis being filed by us with the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador during the term of this Prospectus, all unaudited interim financial statements and related management’s discussion and analysis filed prior to the new unaudited interim consolidated financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new information circular relating to an annual meeting of holders of Common Shares being filed by us with the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador during the term of this Prospectus, the information circular for the preceding annual meeting of holders of Common Shares shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

One or more Prospectus Supplements containing the specific variable terms for an issue of the Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith we file reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the MJDS adopted by Canada and the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies.

Investors may read any document that we have filed with the SEC and may also obtain copies of those documents by paying a fee at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents we have filed with the SEC at the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. We are also subject to filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from SEDAR at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the Business Corporations Act (Alberta). The majority of our officers and directors and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States.

We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws or the securities laws of any state of the United States.

We have been advised by our Canadian counsel that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed C T Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

WESTPORT INNOVATIONS INC.

Our governing corporate statute is the Business Corporations Act (Alberta). Our head office and principal place of business is at 101 – 1750 West 75th Avenue, Vancouver, British Columbia V6P 6G2. Our registered office is at 4500 Bankers Hall East, 855 – 2nd Street S.W., Calgary, Alberta T2P 4K7.

We have two material subsidiaries: Westport Power Inc. (“WPI”), which is 100% wholly-owned and incorporated pursuant to the Business Corporations Act (British Columbia), and Westport Fuel Systems Inc., a Delaware corporation, which is 100% wholly-owned through Westport Innovations (U.S.) Holdings Inc. (“Westport U.S.”), a Delaware corporation, which is wholly-owned by WPI.

Also, through Westport U.S., we own 100% of the voting securities of Westport Dallas Inc. (“Westport Dallas”, formerly known as BAF Technologies, Inc.), a Kentucky corporation. Westport Dallas owns 100% of the voting securities of ServoTech Engineering Inc., a Michigan corporation.

In addition, we own 100% of the voting securities of Westport Innovations (Hong Kong) Limited (“Westport HK”), a Hong Kong, China corporation. Westport HK owns 35% of the voting securities of Weichai Westport Inc., a Chinese corporation.

We, through WPI, own 50% of the voting securities of Cummins Westport Inc. (“CWI”), a Delaware corporation.

We, through WPI, own 100% of the voting securities of Westport Luxembourg S.a.r.l. (“Westport Lux”). Westport Lux owns 100% of the voting securities of Juniper Engines Italy S.r.l. (“Juniper”), an Italian corporation. Juniper owns 100% of the voting securities of Emer S.p.A., an Italian corporation, and 100% of the voting securities of OMVL S.p.A., an Italian corporation.

Westport Lux also owns 100% of the voting securities of Prins Autogassystemen B.V., a Netherlands company.

OUR BUSINESS

We are a leading provider of high-performance, low-emission engine and fuel system technologies utilizing gaseous fuels. Our technology and products enable light- (less than 5.9 litre), medium- (5.9 to 10 litre), heavy-duty (10 to 16 litre) and high-horsepower (greater than 16 litre) petroleum-based fuel engines and vehicles to use primarily gaseous fuels such as natural gas, giving users a cleaner and generally less expensive alternative fuel based on a more abundant natural resource. Through our partnerships and direct sales efforts, we sell natural gas and propane engines, fuel systems, and components to customers globally. Our strategic relationships with OEMs provide us with access to their manufacturing capacity, supply chain and global distribution networks without incurring the considerable investment associated with these assets. We commercialize our technology throughout the world where demand for clean, low emission engines exists.

Since our founding in 1995, we have invested over $782 million towards the research, development and commercialization of our proprietary technologies and related products. Our research and development efforts and investments have resulted in a substantial patent portfolio that serves as the foundation for our differentiated technology offerings and competitive advantage. Our technologies and related products enable combustion engines to use gaseous fuels, such as natural gas, propane, renewable natural gas (“RNG”) or hydrogen. The substitution of natural gas for petroleum-based fuel drives a reduction in harmful combustion emissions, such as particulate matter and greenhouse gases, in addition to providing a favorable fuel price from a more plentiful natural resource.

RECENT DEVELOPMENTS

On July 9, 2015, Westport announced that it had completed an engineering program with Daimler AG (“Daimler”) to develop and assess a Westport High Pressure Direct Injection (HPDI) system for a Daimler heavy duty engine. The completion of this program resulted in the entitlement of a 2.4 million Euro payment to Westport from Daimler.

On May 29, 2015, Westport announced that Volvo Car Group’s new Drive-E powertrain bi-fuel engine will be showcased at the World Gas Conference in Paris, France. Volvo Cars is the first OEM to feature the new Westport system, which will be used in Volvo’s new two-litre, direct injection, four-cylinder Drive-E powertrain family, which is expected to be available on Volvo V60 and V70 2016 models.

On May 6, 2015, CWI announced that it will begin field tests this year in California in transit buses with a spark-ignited natural gas engine capable of producing Near Zero NOx emissions prior to the 2023 California Near Zero NOx schedule for Low NOx vehicles.

On May 5, 2015, Westport announced CWI’s intention to unveil the ISB6.7 G, a 6.7 liter medium-duty, factory built dedicated natural gas engine for school bus, shuttle bus, medium-duty truck and vocational applications at the opening reception at ACT Expo in Dallas, Texas. The new ISB6.7 G is currently in field trials with full production expected to commence in mid-2016.

On May 5, 2015, Westport announced its plans to offer 2016 Ford F-150 trucks for use with the compressed natural gas (CNG) Westport WiNGTM Power System, and certify to EPA and CARB standards. Westport is offering the 2016 Ford F-150 as a dedicated or bi-fuel CNG Westport WiNGTM Power System vehicle, which is expected to be available in the summer of 2015.

On March 11, 2015, Westport announced the introductions of its new combustion technology in Volvo Car Company’s new Drive-E powertrain bi-fuel engine. It is expected to be used on Volvo’s new two-litre, direct injection, four-cylinder Drive-E powertrain family, which is expected to be available on the Volvo V60 and V70 2016 models.

RISK FACTORS

A prospective purchaser of Securities should carefully consider the list of risk factors incorporated by reference in this Prospectus before purchasing our Securities. Our ability to generate revenue and profit from our technologies is dependent on a number of factors, and the risks identified below, if they were to occur, could have a material impact on our business, financial condition, liquidity, results of operation or prospects. While we have attempted to identify the primary known risks that are material to our business, the risks and uncertainties described in the documents incorporated by reference in this Prospectus may not be the only ones we face. Additional risks and uncertainties, including those that we do not know about now or that we currently believe are immaterial may also adversely affect our business, financial condition, liquidity, results of operation or prospects.

Risks Related to Our Business

We have incurred and continue to incur losses.

We have incurred substantial losses since our inception and continue to incur losses and experience negative cash flows. We cannot predict if or when we will operate profitably or generate positive cash flows or if we will be able to implement our business strategy successfully. Pursuing our strategy requires us to incur significant expenditures for research and product development, marketing, and general administrative activities. As a result, we need to continue to grow our revenues and gross margins to achieve and sustain profitability and positive operating cash flows, and we may need to raise additional capital.

We may be unable to raise additional capital.

Execution of our business plan and our commercial viability could be jeopardized if we are unable to raise additional funds for our commercialization plans, to fund working capital, research and development projects, sales, marketing and product development activities, and other business opportunities. We attempt to mitigate this risk by generating funds from a variety of sources including: through the sale of our commercial products, through the sale of non-core assets including long-term investments, through funding from government agencies, industry and business partners, and through the issuance of shares or debt in the public equity markets or through strategic investors. In addition, we try to maintain reserves of cash and short-term investments and seek to obtain funding commitments before we take on any significant incremental initiatives. There can be no assurance that we will be able to secure additional funding, or funding on terms acceptable to us, to pursue our commercialization plans.

Sustained negative economic factors could negatively impact our business.

Global economic factors beyond our control such as a sustained and far reaching negative economic factors, more restrictive access to credit markets or other broad economic issues may negatively affect the natural gas vehicle (“NGV”) market, and reduce demand for our products as partners and potential customers defer replacing older vehicles or expanding their fleets. Our bad debt expense may increase, and we may need to assist potential customers with obtaining financing or government incentives to help customers fund their purchases of our products.

Potential fluctuations in our financial results make financial forecasting difficult.

We expect our revenues and results of operation to continue to vary significantly from quarter to quarter. Sales and margins may be lower than anticipated due to timing of customer orders and deliveries, unexpected delays in our supply chain, general economic and market-related factors, product quality, performance and safety issues, and competitive factors. The current economic environment also makes projecting financial results more difficult. In addition, the continuance and timing of government funding of our research and development programs is difficult to predict and may cause quarter to quarter variations in financial results. In addition, due to our early stage of commercialization on some products, we cannot accurately predict our future revenues or results of operations or the timing of government funding on our current research and development programs. We are also subject to normal operating risks such as credit risks, foreign currency risks, and global and regional economic conditions. As a result, quarter-to-quarter comparisons of our revenues and results of operation may not be meaningful. It is likely that in one or more future quarters our results of operation will fall below the expectations of securities analysts and investors. If this happens, the trading price of our Common Shares might be materially and adversely affected.

A market for engines with our fuel systems may be limited or may take longer to develop than we anticipate.

Although we have seen strong growth in CWI revenues and interest from municipalities and private fleets, engines with natural gas fuel systems represent an emerging market, and we do not know whether end-users will ultimately want to use them or pay for their initial incremental purchase price. The development of a mass market for our fuel systems may be affected by many factors, some of which are beyond our control, including: the emergence of newer, more competitive technologies and products; the future cost of natural gas and other fuels used by our systems; the future cost of diesel, gasoline and other alternative fuels that may be used by competitive technologies; the ability to successfully build the refuelling infrastructure necessary for our systems; regulatory requirements; availability of government incentives; customer perceptions of the safety of our products; and customer reluctance to try a new product.

If a market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of our products and may never achieve profitability.

Certain of our products may not achieve widespread adoption.

Our direct injection technology has been demonstrated in heavy-duty trucks, light-duty vehicles and high-horsepower applications. However, we do not know when or whether we will be successful in the commercialization of products for any of our target markets. There can be no assurance that engines using our direct injection technology will perform as well as we expect or that prototypes and commercial systems will be developed and sold in commercially viable numbers.

Our Westport fuel systems presently have higher initial capital costs than the incumbent competing technologies, and manufacturing costs of some of our products at a large-scale commercial level have not been confirmed. If we are unable to produce fuel systems that are economically competitive, on a life-cycle cost basis, in terms of price, reliability and longevity, operators of commercial vehicle fleets will be unlikely to buy products containing our fuel systems.

The application of our direct injection technology in high-horsepower applications is in its infancy. Our technology may not meet all the demands of these new applications, such as ultra high reliability, long life, high efficiency, high performance, refuelling convenience, emissions and safety regulations. Other technologies may provide better compromise. In these cases our market penetration may be lower than expected.

The absence of consistent commitments by governments to promote NGVs could negatively affect our business.

Business benefits from availability of government incentives – United States.

In past years, our business has benefited from the availability of government tax incentives, such as tax credits and grants to encourage the use of natural gas in trucks, buses and other vehicles.

At the U.S. Federal level, there are no available tax credits that apply to the purchase of NGVs. However, there has been an excise tax credit applied to the purchase of natural gas. This credit has been available intermittently from year to year. In 2014, the U.S. legislative session ended with the passing of extensions of some previously available tax credits. These extensions were included in the Tax Increase Prevention Act of 2014 (H.R. 5771). The Alternative Fuels Excise Tax Credit of $0.50 per gallon for natural gas, the Alternative Fuel Vehicle Fueling Infrastructure Credit of $30,000, and 50% bonus depreciation provision were extended retroactively for all of 2014. However, they were not enacted to extend into 2015.

Taxation of LNG is 70% greater than the taxation on diesel on an energy content basis because of the manner in which it is measured for taxation purposes. There were discussions on equalizing the taxation level on LNG at the U.S. Federal level in 2014 led by Senators Michael Bennet and Richard Burr, Ron Wyden and Orrin Hatch in December 2014 and it is expected that a bill may be introduced in 2015.

In absence of federal action, several states have sought to rectify the tax inequities or energy equivalent variances in the treatment of LNG. In 2014, these states included Alabama, California, Kansas, Kentucky, Missouri, Mississippi, North Carolina, Nebraska, New Hampshire, New Mexico, New York, South Dakota, and Wyoming. In 2013, changes were made in Arkansas, Colorado, Florida, Georgia, Indiana, Ohio, Oklahoma, Pennsylvania, Texas, and West Virginia.

In the absence of federal legislation, individual states have initiated and passed bills to provide incentives to encourage the use of domestic energy sources such as natural gas. Because the incremental cost of NGVs is higher than diesel vehicles, grant funding is needed to help make the business case for some customers. Grant applications were accepted in Pennsylvania through House Bill 1950, which authorized $20 million over three years in vehicle and transit grants for up to $25,000 per vehicle scheduled to end in 2015. In addition, states such as Florida (HB 579), Indiana (HB 1324), and Arkansas (Act 532), New York (CNG truck program) and Colorado ($30 million from CMAQ funds) passed legislation to offer vehicle or infrastructure credits or rebates. The State of Texas has offered strong support for NGVs through the Texas Natural Gas Vehicle Program, California has offered heavy-duty vehicle incentives through Assembly Bill 118 via the Natural Gas Vehicle Buy-Down Program (PON-13-1610) as well as nominal rebates through various regional voucher programs for lighter duty vehicles. These aforementioned programs have been open and accepted applications for various classes of NGVs, including heavy- and medium-duty natural gas trucks. States such as Louisiana, Oklahoma, and West Virginia continue to offer state income tax credits for the purchase of alternative fuel vehicles including natural gas. In

2014, several states began funding programs or tax credits for the purchase of NGVs. These states include: Georgia-H.B. 348, Colorado-H.B. 1326, District of Columbia (B.849), Illinois-(S.B. 3574) and Utah (H.B. 61).

California is a jurisdiction that has become increasingly focused on funding the purchase of Zero and Near Zero emission engines. While some natural gas engines are included in this definition, there is more focus on developing engines such as electric, fuel cell and hybrid vehicles in some vehicle classes and this has limited the available funds for NGVs that do not meet the lowest attainable NOx standards. Solicitations for funding and research and development programs have focused on the development and demonstration of low NOx engines in California in 2014 and this trend is expected to continue into the future.

Due to the variable nature of government funding and incentive programs, we are unable to ascertain if current programs will continue or be renewed or whether proposed bills will be passed and enacted into law. While we believe that even in the absence of government incentives, there are sound financial and environmental motivations for customers to buy our engines, continued uncertainty over the amount and availability of government incentives in the U.S., Canada, and Sweden could cause customers to delay making purchasing decisions as they wait for programs to become available.

While some of our customers have been able to qualify for programs offered by federal, state and local agencies such as CARB, CEC and SCAQMD in California as well as other jurisdictions, there is no certainty that this assistance will continue into the future. In addition to customers’ participation in fleet vehicle deployment incentives, Westport has entered into agreements with government agencies to help fund our R&D programs. As with the variability of vehicle deployment incentives, there can be no assurance that we will succeed in being awarded future R&D funding from any government agencies at the same levels we have received in the past or at all.

Business benefits from availability of government incentives – Canada.

There are no federal incentives available for the purchase of NGVs in Canada. There is no excise tax applied to natural gas used as a transportation fuel in Canada.

The Province of Quebec has enacted the Capital Cost Allowance tax credit that permits an accelerated depreciation of up to 85% for LNG heavy duty trucks. This incentive has been in place since Jan 17, 2011 and is set to expire January 1, 2016. Also in Quebec, the Éco-camionnage program provides up to $15,000 per HD vehicle to promote energy efficiency and a reduction in greenhouse gases. This program runs from February 25, 2014 until March 31, 2017 or until funds are exhausted.

Business benefits from availability of government incentives – the rest of the world.

NGV incentives in the rest of the world are primarily directed to light duty vehicles through the use of nominal tax credits and incentives for conversion systems. This is true of markets in South America such as Bolivia which has had government supported conversion programs.

The European Union aims to introduce stricter limits on pollutant emissions from light road vehicles and regulations include the possibility of introducing tax incentives, although none are available at this time. In Thailand, the government is subsidizing the cost of CNG and construction of infrastructure and purchasing natural gas transit buses, however no incentives exist yet for private fleet purchase. There are various types of nominal incentives available in regions such as Europe (tax credit for fleets in Sweden for light duty vehicles) and fuelling tax credits.

Countries such as China have policies that encourage the use of natural gas in all vehicle segments and use fuel subsidies and mandates to increase the use of NGVs for air quality improvement programs. Incentive programs in the rest of the world are not as focused on deployment of heavy-duty vehicles as in North America and the dollar value of incentives available has, according to available sources, not been as substantial as what has been available in the United States and Canada.

In general, there are fewer cash incentive or rebate programs available in other parts of the world. However, governments are playing a role promoting cleaner fuels such as natural gas. As a result, many countries are encouraging natural gas refuelling infrastructure using CNG tax subsidies to hasten the adoption of NGVs.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act, Canada’s Corruption of Foreign Public Officials Act, and similar foreign anti-bribery laws.

The U.S. Foreign Corrupt Practices Act (“FCPA”), Canada’s Corruption of Foreign Public Officials Act (“CFPOA”) and similar anti-bribery laws in other jurisdictions prohibit companies and their directors, officers, employees and agents from promising, offering or giving anything of value, including money, to foreign officials, including employees of government-owned businesses, for purposes of corruptly influencing such officials in their official duties in order to assist the company in obtaining or retaining business. During the last few years, the U.S. Department of Justice and the SEC and the Royal Canadian Mounted Police have brought an increasing number of FCPA and CFPOA enforcement cases, as applicable, many resulting in very large fines and deferred criminal prosecutions. We operate in many countries that are viewed as high risk for FCPA and CFPOA compliance. Our Code of Conduct mandates compliance with anti-bribery laws. We have instituted training programs for certain employees in various jurisdictions where we operate. Despite our training programs and compliance policies, there can be no assurance that all employees and third-party intermediaries (including our distributors and agents) will comply with anti-corruption laws. Any such violation could have a material adverse effect on our business. As part of our anti-corruption policies, in the event that we have reason to believe that our employees, agents, distributors or other third parties that transact Westport’s business have or may have violated applicable anti-corruption laws, including the FCPA and CFPOA, we may investigate or have outside counsel or agents investigate the relevant facts and circumstances. We have incurred and in the future may incur additional compliance costs associated with the implementation of our FCPA and CFPOA compliance policies and training programs, which could have a material impact on our business.

In any acquisition or joint venture we engage in, we expose ourselves to the possibility that the employees and agents of such businesses may not have conducted themselves in compliance with the applicable anti-corruption laws. In response to increasing FCPA and CFPOA enforcement actions in the U.S. and Canada, we have sought to impose contractual provisions and undertake cost appropriate due diligence. We cannot provide assurance that we will always be protected from the consequences of acts that may have violated the FCPA or CFPOA.

Violations of the FCPA or CFPOA may result in significant civil and criminal fines, as well as criminal convictions. Violations of the FCPA, CFPOA and other foreign anti-bribery laws, or allegations of such violations, could disrupt our business and cause us to suffer civil and criminal financial penalties and other sanctions, which are likely to have a material adverse impact on our business, financial condition, and results of operations.

Fuel price differentials are hard to predict and may be less favourable in the future.

The acceptance of natural gas-fuelled engines by customers depends in part on the price differential between natural gas, diesel and gasoline fuels. Natural gas has generally been, and currently is, less expensive than diesel fuel in many jurisdictions. This price differential is affected by many factors, including changes in the resource base for natural gas compared with crude oil, availability of shale gas, pipeline transportation capacity for natural gas, refining capacity for crude oil, and government excise and fuel tax policies. There can be no assurance that natural gas will remain less expensive than diesel and gasoline fuels. This may impact upon potential customers’ decisions to adopt natural gas as an energy solution in the short term.

Our growth is dependent on natural gas refuelling infrastructure that may not be built and commissioned.

For motor vehicles, natural gas must be carried on board in liquefied or compressed form, and there are few public or private refuelling stations available in most jurisdictions. There can be no assurance of the successful expansion of the availability of natural gas as a vehicle fuel or that companies will develop refuelling stations to meet projected demand. If customers are unable to obtain fuel conveniently and affordably, a mass market for vehicles powered by our technology is unlikely to develop.

Changes in environmental and regulatory policies could hurt the market for our products.

We currently benefit from, and hope to continue to benefit from, certain government environmental policies, mandates and regulations around the world, most significantly in the international automotive market and in the United States. Examples of such regulations include those that provide economic incentives, subsidies, tax credits and other benefits to purchasers of low emission vehicles, restrict the sale of engines that do not meet emission standards, fine the sellers of non-compliant engines, tax the operators of diesel engines and require the use of more expensive ultra-low sulphur diesel fuel. There can be no assurance that these policies, mandates and regulations will be continued. Incumbent industry participants with a vested interest in gasoline and diesel, many of which have substantially greater resources than we do, may invest significant time and money in an effort to influence environmental regulations in ways that delay or repeal requirements for clean vehicle emissions. If these are discontinued or if current requirements are relaxed, this may have a material impact on our competitive position.

We currently face, and will continue to face, significant competition.

Our products face, and will continue to face, significant competition, including from incumbent technologies, and in particular increased competition with respect to spark-ignited natural gas engine OEMs in China and aftermarket kit providers in Europe. As the market for natural gas engine products continues to grow this competition may increase. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete. Other companies, many of which have substantially greater customer bases, businesses, and financial and other resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies. In addition, the terms of some of our joint venture agreements allow for the potential for the introduction of competing products in certain markets by our joint venture partners.

Competition for our products may come from current power technologies, improvements to current power technologies and new alternative power technologies, including other fuel systems and in particular increased competition with respect to spark-ignited natural gas engine OEMs in China and aftermarket kit providers in Europe. Each of our target markets is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted technologies. Many existing manufacturers have or had natural gas engine programs and could develop new engines without our help or components, using more conventional technologies or technologies from competitive companies. Additionally, there are competitors working on developing technologies such as cleaner diesel engines, bio-diesel, fuel cells, advanced batteries and hybrid battery/internal combustion engines, and new fuels in each of our targeted markets. Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results. For our products to be successful against competing technologies, especially diesel engines, they must offer advantages in one or more of these areas: regulated or un-regulated emissions performance, including CO2 reduction; fuel economy; fuel cost; engine performance; power density; engine and fuel system weight; and engine and fuel system price. There can be no assurance that our products will be able to offer advantages in all or any of these areas.

In high-horsepower applications, there are already engine manufacturers with significant experience with utilization of natural gas, for example in power generation and in marine applications. Westport may not be able to gain experience fast enough to capture a significant enough market share.

We depend on our intellectual property and our failure to protect that intellectual property could adversely affect our future growth and success.

Failure to protect our existing and future intellectual property rights could seriously harm our business and prospects and may result in the loss of our ability to exclude others from practicing our technology or our own right to practice our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation and/or be enjoined from using such intellectual property. Our patents do not guarantee us the right to practice our technologies if other parties own intellectual property rights that we need in order to practice such technologies. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. As is the case in many other industries, the web of intellectual property ownership in our industry is complicated and, in some cases, it is difficult to define with precision where one property begins and another ends. In any case, there can be no assurance that:

•	any of the rights we have under U.S. or foreign patents owned by us or other patents that third parties license to us will not be curtailed, for example, through invalidation, circumvention, challenge, being rendered unenforceable or by license to others;

•	we were the first inventors of inventions covered by our issued patents or pending applications or that we were the first to file patent applications for such inventions;

•	any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, or be issued at all;

•	our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technologies;

•	any of our trade secrets will not be learned independently by our competitors; or

•	the steps we take to protect our intellectual property will be adequate. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with our strategic partners and employees. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships.

Certain intellectual property has been licensed to us from third parties who may also license such intellectual property to others, including our competitors. If necessary or desirable, we may seek further licenses under the patents or other intellectual property rights of others. However, we can give no assurances that we will obtain such licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain or renew a license from a third party for intellectual property we use at present could cause us to incur substantial costs and to suspend the manufacture, shipment of products or our use of processes requiring such intellectual property.

We could become engaged in intellectual property litigation or disputes that may negatively affect our business.

From time to time, claims have been made by third parties that the practice of our technology infringes upon patents owned by those third parties. Although we have seen no valid basis for any of these claims, as our business grows, parties may attempt to take advantage of that growth and assert similar claims and demands for compensation. Our response to such claims will be commensurate with the seriousness of the allegations, their potential effect on our business and the strength of our position. We will examine a range of options, from formal legal action to obtain a declaratory judgment of non-infringement, to the initiation of design changes. We intend to vigorously defend our intellectual property.

As a result, while we are not currently engaged in any material intellectual property litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or in which the scope, validity and enforceability of our intellectual property rights is challenged. In addition, we may commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation or disputes, including any that may arise in respect of, including but not limited to our HPDI technology or LNG tanks, could be time consuming and result in significant expense to us, diversion of resources, and delays or stoppages in the development, production and sales of products or intellectual property, whether or not any claims have merit or such litigation or disputes are resolved in our favour. In the event of an adverse outcome as a defendant in any such litigation, we may, among other things, be required to:

•	pay substantial damages;

•	cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property;

•	expend significant resources to develop or acquire non-infringing intellectual property;

•	discontinue processes incorporating infringing technology; or

•	obtain licenses to the infringing intellectual property.

Any such result could require the expenditure of substantial time and other resources and could have a material adverse effect on our business and financial results.

We are dependent on relationships with strategic partners.

Execution of our current strategy is dependent on cooperation with strategic partners for technology development, manufacturing and distribution. To be commercially viable, our fuel systems must be integrated into engines, and our engines must be integrated into chassis manufactured by OEMs. We can offer no guarantee that existing technology agreements will be renewed or advanced into commercialization agreements or that our strategic partners will not seek to renegotiate or amend those agreements before or after a product has been commercialized. We can offer no guarantee that even if technology agreements do exist with our strategic partners that OEMs will manufacture engines with our fuel systems or chassis for our engines, or if they do manufacture such products, that customers will choose to purchase them. Any integration, design, manufacturing or marketing problems encountered by OEMs could adversely affect the market for our products and our financial results. In addition, there can be no assurance of the commercial success of any joint ventures in which we are, or will become, involved.

Any change in our relationships with our strategic partners, whether as a result of economic or competitive pressures or otherwise, including any decision by our strategic partners to reduce their commitment to our products and technology in favour of competing products or technologies, to change or seek to change the terms of our contractual relationships with them or to bring to an end our various alliances, could have a material adverse effect on our business and financial results.

In addition, disputes regarding the rights and obligations of the parties have in the past and may in the future arise under our agreements with our strategic partners. These and other possible disagreements have in the past and may in the future lead to the renegotiation or modification of such agreements, or could lead to the termination of such agreements or delays in collaborative research, development, supply, or commercialization of certain products, or could require or result in litigation or arbitration. Moreover, disagreements have in the past and may in the future arise with our strategic partners over rights to intellectual property. These kinds of disagreements could result in costly and time-consuming litigation. Any such conflicts with our strategic partners could reduce our ability to obtain future collaboration agreements and could have a negative impact on our relationship with existing strategic partners.

We are dependent on relationships with our suppliers.

While we have negotiated supply agreements with various manufacturers and have entered into strategic supply agreements with certain suppliers, certain of these manufacturers and suppliers may presently be the sole supplier of key components for our products, and we are dependent on their ability to source materials, manage their capacity, workforce and schedules. In particular, we are dependent on sole suppliers for our injectors, tanks and pumps for our Westport heavy-duty systems and their ability to ramp up capacity and maintain quality and cost to support our production requirements. For a number of reasons, including but not limited to shortages of parts, labour disruptions, lack of capacity and equipment failure, a supplier may fail to supply materials or components that meet our quality, quantity or cost requirements or to supply any at all. If we are not able to resolve these issues or obtain substitute sources for these materials or components in a timely manner or on terms acceptable to us, our ability to manufacture certain products may be harmed, and we may be subjected to cancellation of orders or penalties for failed or late deliveries, which could have a material adverse effect on our business and financial results. Our products also use steel and other materials that have global demand. The prices and quantities at which those supplies are available fluctuate and may increase significantly. Competitive pressure, however, may not allow us to increase the sales price of our products. Any such increases may therefore negatively affect our margins and financial condition. We mitigate these risks by seeking secondary suppliers, carrying inventory and locking in long-term pricing when possible. There are no guarantees, however, that we will be successful in securing alternative suppliers or that our inventory levels will be sufficient for our production requirements.

We are dependent on our relationship with Cummins for CWI profits and cash flows.

CWI purchases all of its current and foreseeable engine products from Cummins-affiliated plants and distributors. Although the factories operate with modern technology and experienced management, there can be no assurance that the factory and distribution systems will always be able to perform on a timely and cost-effective basis. Any reduction in the manufacturing and distribution capabilities of Cummins-affiliated plants and distributors could have a material adverse effect on CWI’s business and financial results.

Under a Second Amended and Restated Joint Venture Agreement between Cummins, Westport and CWI (the “Amended JVA”), while Cummins is subject to exclusivity restrictions that generally limit Cummins’ ability to compete against CWI in North America in respect of spark-ignited natural gas or propane products within the displacement range of the CWI Products (as defined in the AIF), beginning in February 2017, Cummins will be permitted to market and sell a spark-ignited natural gas or propane engine within the displacement range of the CWI Products in North America should they choose to develop one based on a new Cummins heavy duty engine platform and without CWI’s assistance. In addition, the Amended JVA permits Cummins to develop, market and sell products that compete with CWI outside of North America. The introduction by Cummins of new products that compete with CWI could have a material adverse effect on CWI’s sales of CWI Products and on CWI’s financial results.

Under the Amended JVA, the market scope for sales of CWI Products by CWI is primarily limited to North America. Cummins has the sole right to sell CWI Products outside of North America, and the revenues from such sales (as well as the corresponding costs and liabilities) will be credited to CWI. There can be no assurance that Cummins will continue to pursue sales of the CWI Products outside of North America or that the pricing for such CWI Products will be set at levels that will allow such CWI Products to compete effectively in the applicable markets. In addition, the limitation of CWI’s market scope primarily to North America subjects CWI to more concentrated market risk. Any decrease in demand within the North American market for the CWI Products, including as a result of the decrease in the cost of fuels that are alternatives to natural gas or conditions or events that impair or adversely affect the infrastructure for producing and transporting LNG could have a material adverse effect on CWI’s business and financial results.

The Amended JVA provides that substantially all significant decisions with respect to CWI and its business must be unanimously approved by the CWI board of directors and, in some instances, the shareholders of CWI. Because the CWI board of directors is evenly divided between Westport and Cummins designees and each of Westport and Cummins have 50% ownership of the common shares of CWI, any material change in the nature or scope of CWI’s business, require each of Westport’s and Cummins’ approval. Failure or delay by Cummins or Westport and their respective designees to the CWI board of directors to approve any such matters could have a material adverse effect on CWI’s business and financial results. In addition, the declaration and payment of any dividends by CWI requires unanimous approval of the CWI board of directors and is subject to the business judgment of the CWI board of directors, taking into account the factors specified in the Amended JVA. Failure or delay by CWI to pay dividends could have a material adverse effect on Westport’s cash flows and liquidity.

The Amended JVA provides that upon a change of control of Westport, Cummins may elect to terminate the Amended JVA (in which case Cummins is obligated to repurchase Westport’s shares of CWI at a price determined based on a formula in the Amended JVA) or continue the Amended JVA upon certain modified terms. These provisions may make it less likely that Westport will experience a change of control or may diminish any takeover premium that a third party would pay for its shares.

Our limited production trials, commercial launch activities and field tests could encounter problems.

We conduct limited production trials and field tests on a number of our products as part of our product development cycle, and we are working on scaling up our production capabilities. These trials, production readiness activities and field tests may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly, and the failure to maintain and service the test prototypes properly. Some of these potential problems and delays are beyond our control. Any problem or perceived problem with our limited production trials and field tests could hurt our reputation and the reputation of our products and delay their commercial launch.

We may have difficulty managing the expansion of our operations.

To support the launch, and increase sales and service, of our technology and related products, we may be required to expand the scope of our operations rapidly. This may include a need for a significant and rapid increase in employees and an increase in the size, or relocation, of our premises and changes to our information systems, processes and policies. Such rapid expansion may place a significant strain on our senior management team, support teams, information technology platforms and other resources. In addition, we may be required to place more reliance on our strategic partners and suppliers, some of whom may not be capable of meeting our production demands in terms of timing, quantity, quality or cost. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any rapid expansion could harm our business, prospects, results of operations or financial condition.

Warranty claims could diminish our margins.

There is a risk that the warranty accrual included in our cost of product revenue is not sufficient, and we may recognize additional expenses as a result of warranty claims in excess of our current expectations. Such warranty claims may necessitate a redesign, re-specification, a change in manufacturing processes, and/or recall of our products, which may have an adverse impact on our finances and on existing or future sales. Although we attempt to mitigate against these risks through our sales and marketing initiatives and our product development, quality assurance, support and service programs, there can be no assurance that such initiatives and programs are adequate or that sales of our commercial products will continue to grow and contribute financially. Even in the absence of any warranty claims, a product deficiency such as a manufacturing defect or a safety issue could be identified, necessitating a product recall, which could itself have an adverse impact on our finances and on existing or future sales.

New products may have different performance characteristics from previous products. In addition, we have limited field experience with existing commercialized products, including but not limited to the WiNG System and our Westport heavy-duty systems from which to make our warranty accrual estimates.

We could become subject to product liability claims.

Our business exposes us to potential product liability claims that are inherent to natural gas, LPG and hydrogen and products that use these gases. Natural gas, LPG and hydrogen are flammable gases and are potentially dangerous products. Any accidents involving our products or other natural gas, LPG or hydrogen-based products could materially impede widespread market acceptance and demand for our engines and fuel systems. In addition, we may be subject to a claim by end-users or others alleging that they have suffered property damage, personal injury or death because our products did not perform adequately. Such a claim could be made whether or not our products perform adequately under the circumstances. From time to time, we may be subject to product liability claims in the ordinary course of business, and we carry a limited amount of product liability insurance for this purpose. However, our current insurance policies may not provide sufficient or any coverage for such claims, and we cannot predict whether we will be able to maintain our insurance coverage on commercially acceptable terms.

Natural gas, LPG, hydrogen and products that use these gases entail inherent safety and environmental risks that may result in substantial liability to us.

Natural gas, LPG and hydrogen are flammable gases and are potentially dangerous products. Our operations, including our research and development and manufacturing processes, are subject to all of the risks and hazards inherent to natural gas, LPG and hydrogen and products that use these gases, including equipment defects, malfunctions and failures and natural disasters, which could result in uncontrollable flows of natural gas, fires, explosions and other damages. Although we believe that our procedures for using, handling, storing and disposing of natural gas, LPG, hydrogen and other hazardous materials comply with legally prescribed standards, we cannot completely eliminate the risk of contamination or injury resulting from natural gas, LPG, hydrogen and other hazardous materials and we may incur liability as a result of such contamination or injury. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our insurance and other resources, in which event Westport could incur significant costs that could have a material adverse effect upon its financial condition.

We could become liable for environmental damages resulting from our research, development or manufacturing activities.

The nature of our business and products exposes us to potential claims and liability for environmental damage, personal injury, loss of life, and damage to or destruction of property. Our business is subject to numerous laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future. Our operations may not comply with future laws and regulations, and we may be required to make significant unanticipated capital and operating expenditures. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits, and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims. In addition, depending on the nature of the claim, our current insurance policies may not provide sufficient or any coverage for such claims.

We have foreign currency risk.

Although we report our financial results in U.S. dollars, many of our operating expenses are in Canadian dollars and Euros. Foreign exchange gains and losses are included in results from operations. A decline in the U.S. dollar relative to the Canadian dollar, or a decline in the Euro relative to the U.S. dollar, could negatively impact margins and other financial results. We have not entered into foreign exchange contracts to hedge against gains and losses from foreign currency fluctuations. In fiscal 2014, on average, the U.S. dollar appreciated 9.4% against the Canadian dollar and appreciated 13.6% against the Euro.

We could lose or fail to attract the human capital necessary to run our business.

Our success depends in large part on our ability, and that of our affiliates, to attract and retain key management, engineering, scientific, manufacturing and operating human capital. As we develop additional capabilities, we may require more skilled employees. Given the highly specialized nature of our products, these employees must be highly skilled and have a sound understanding of our industry, business or our technology. Recruiting employees for the alternative fuel industry is also highly competitive. Although to date we have been successful in recruiting and retaining qualified employees, there can be no assurance that we will continue to attract and retain the human capital needed for our business. The failure to attract or retain qualified employees could have a material adverse effect on our business.

If we do not properly manage foreign sales and operations, our business could suffer.

We expect that a substantial portion of our future revenues will be derived from sales outside of Canada, and we operate in jurisdictions where we may lack sufficient expertise, local knowledge or contacts. Establishment of an international market for our products may take longer and cost more to develop than we anticipate and is subject to inherent risks, including unexpected changes in government policies, trade barriers, difficulty in staffing and managing foreign operations, longer payment cycles, and foreign exchange controls that restrict or prohibit repatriation of funds. As a result, if we do not properly manage foreign sales and operations, our business could suffer.

We may not realize the anticipated benefits from joint ventures, investments or acquisitions.

Our joint ventures, and any future joint venture, investment or acquisition, could expose us to certain liabilities, including those that we fail or are unable to identify during the investment or acquisition process. In addition, joint ventures and acquisitions often result in difficulties in integration, and, if such difficulties were to occur, they could adversely affect our results. The integration process may also divert the attention of, and place significant demands on, our managerial resources, which may disrupt our current business operations. As a result, we may fail to meet our current product development and commercialization schedules. Additionally, we may not be able to find suitable joint venture partners, investments or acquisitions, which could adversely affect our business strategy.

We could be adversely affected by risks associated with acquisitions.

We may, in the future, seek to expand our business through acquisitions. Any such acquisitions will be in part dependent on management’s ability to identify, acquire and develop suitable acquisition targets in both new and existing markets. In certain circumstances, acceptable acquisition targets might not be available. Acquisitions involve a number of risks, including: (i) the possibility that we, as a successor owner, may be legally and financially responsible for liabilities of prior owners; (ii) the possibility that we may pay more than the acquired company or assets are worth; (iii) the additional expenses associated with completing an acquisition and amortizing any acquired intangible assets; (iv) the difficulty of integrating the operations and employees of an acquired business; (v) the challenge of implementing uniform standards, controls, procedures and policies throughout an acquired business; (vi) the inability to integrate, train, retain and motivate key employees of an acquired business; and (vii) the potential disruption of our ongoing business and the distraction of management from our day-to-day operations. These risks and difficulties, if they materialize, could disrupt our ongoing business, distract management, result in the loss of key human capital, increase expenses and otherwise have a material adverse effect on our business, results of operations and financial performance.

We could be adversely affected by the operations of our joint ventures and joint venture partners.

We operate in many parts of the world that have experienced social unrest, political and economic instability and resulting governmental corruption. While we have policies in place to ensure adequate monitoring of our activities and compliance with Canadian, United States and local laws and regulations in the countries in which we operate, we also operate, and intend to operate in the future, through various joint venture arrangements. Our level of control over joint venture operations may be restricted or shared, and we may be unable to control the actions of joint venture partners or their employees. Despite our policies mandating compliance with Canadian, United States and local laws, we cannot assure you that our internal control policies and procedures always will protect us from reckless or negligent acts committed by our joint ventures or their employees or agents. Such employees or agents of the joint venture or joint venture partners may undertake actions that would result in a violation of law, including but not limited to, tax laws, customs laws, environmental laws, labour laws, permitting laws and regulations, industry laws or international anti-corruption and anti-bribery laws, including Canadian anti-corruption laws and the FCPA. Violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business and operations. Geopolitical tensions may affect the performance of our joint ventures and operations in Asia.

Economic sanctions may impact the business of certain of our foreign subsidiaries and joint ventures.

Some of our foreign subsidiaries, joint ventures or future acquisitions may sell our products to customers in countries that may be subject to sanctions and embargoes imposed by, including but not limited to, the U.S. and Canadian governments. Although these sanctions and embargoes may not prohibit our foreign subsidiaries and joint ventures from selling products and providing services in these countries, they may prohibit us and our domestic subsidiaries and joint ventures, as well as employees of our foreign subsidiaries and joint ventures who are U.S. or Canadian citizens, from participating in, approving or otherwise facilitating any aspect of the business activities in those countries. The constraints on our ability to have U.S. or Canadian persons, including our senior management, provide managerial oversight and supervision over sales in embargoed countries may negatively affect the financial or operating performance of such business activities. We routinely monitor changes in economic sanctions laws and adapt our procedures to remain in compliance with such laws.

We may be subject to risks relating to our information technology systems.

We rely on information technology systems to process, transmit and store electronic information and manage and operate our business. A breach in security could expose us and our customers and suppliers to risks of misuse of confidential information, manipulation and destruction of data, operational disruptions and downtime, which in turn could adversely affect our reputation, competitive position, business or results of operations.

Risks Related to Our Common Shares

Our Common Share price may fluctuate.

The stock market in general, and the market prices of securities of technology companies in particular, can be extremely volatile, and fluctuations in our Common Share price may be unrelated to our operating performance. Our Common Share price could be subject to significant fluctuations in response to many factors, including: actual or anticipated variations in our results of operations; the addition or loss of customers; announcements of technological innovations, new products or services by us or our competitors; changes in financial estimates or recommendations by securities analysts; conditions or trends in our industry; our announcements of significant acquisitions, strategic relationships, joint ventures or capital commitments; additions or departures of key employees; general market conditions; and other events or factors, many of which may be beyond our control. Additionally, the price of our Common Shares has historically been strongly correlated with the differential between the prices of natural gas, diesel fuel and crude oil. The prices of such commodities have been subject to significant volatility. As of July 23, 2015, the 52-week trading price of our Common Shares on NASDAQ and the TSX ranged from a low of U.S.$3.24 to a high of U.S.$18.30, and a low of $3.82 to a high of $19.74, respectively.

Litigation, including litigation due to Common Share price volatility or other factors, could cause us to incur substantial costs and divert our management’s time and attention.

From time to time, we may become involved in, or become liable for legal, contractual and other claims by various parties, including customers, suppliers, former employees, class action plaintiffs and others, including litigation related to the volatility of the market price of our Common Shares. On an ongoing basis, we attempt to assess the likelihood of any adverse judgments or outcomes to these proceedings or claims, although it is difficult to predict final outcomes with any degree of certainty. Except as disclosed from time to time in our financial statements, we do not believe that any of the proceedings or claims to which we are party will have a material adverse effect on our financial position; however, we cannot provide any assurance to this effect.

We do not currently intend to pay any cash dividends on our Common Shares in the foreseeable future; therefore, our shareholders may not be able to receive a return on their Common Shares until they sell them.

We have never paid or declared any cash dividends on our Common Shares. We do not anticipate paying any cash dividends on our Common Shares in the foreseeable future because, among other reasons, we currently intend to retain any future earnings to finance our business. The future payment of dividends will be dependent on factors such as cash on hand and achieving profitability, the financial requirements to fund growth, our general financial condition and other factors our board of directors may consider appropriate in the circumstances. Until we pay dividends, which we may never do, our shareholders will not be able to receive a return on their Common Shares unless they sell them.

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

Based in part on current operations and financial projections, we do not expect to be a passive foreign investment corporation (“PFIC”) for U.S. federal income tax purposes for our current taxable year or in the foreseeable future. However, we must make an annual determination as to whether we are a PFIC based on the types of income we earn and the types and value of our assets from time to time, all of which are subject to change. Therefore, we cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year. A non-U.S. corporation generally will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. The market value of our assets may be determined in large part by the market price of our Common Shares, which is likely to fluctuate. In addition, the composition of our income and assets will be affected by how, and how quickly, we use any cash that we raise. If we were to be treated as a PFIC for any taxable year during which you hold Common Shares, certain adverse U.S. federal income tax consequences could apply to U.S. holders.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, we are not required to comply with all the periodic disclosure and current reporting requirements of the U.S. Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our Common Shares as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the U.S. Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of our Common Shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use the multi-jurisdictional disclosure system. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from corporate governance requirements of the NASDAQ Listing Rules that are available to foreign private issuers.

United States investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we are governed by the Business Corporations Act (Alberta), a statute of the Province of Alberta, Canada, that the majority of our officers and directors and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and that all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of our directors and officers or the experts named in this Prospectus or enforce judgments obtained in the United States courts against us, certain of our directors and officers or the experts named in this Prospectus based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us, our directors and officers or the experts named in this Prospectus. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers or the experts named in this Prospectus to enforce liabilities based solely upon United States federal or state securities laws.

DESCRIPTION OF COMMON SHARES

The following description of our Common Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with the securities commission or similar regulatory authority in each of the provinces of Canada, and are available for review at www.sedar.com.

We are authorized to issue an unlimited number of Common Shares. As of June 30, 2015, we had 64,172,920 Common Shares issued and outstanding. Each Common Share entitles the holder to: (i) one vote per share held at meetings of shareholders; (ii) receive such dividends as declared by us, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Shares and our credit facilities; and (iii) receive our remaining property and assets upon dissolution or winding up. Our Common Shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

In the event of our merger or consolidation with or into another entity in connection with which our Common Shares are converted into or exchanged for shares or other securities of another entity or property (including cash), all holders of our Common Shares will thereafter be entitled to receive the same kind and number of securities or kind of property (including cash). Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Shares having liquidation preferences, if any, the holders of our Common Shares will be entitled to receive pro rata our remaining assets available for distribution.

DESCRIPTION OF PREFERRED SHARES

The following description of our Preferred Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with the securities commission or similar regulatory authority in each of the provinces of Canada, and are available for review at www.sedar.com.

We are authorized to issue an unlimited number of Preferred Shares issuable in series with no par value, none of which are currently outstanding. Our board of directors has the authority to determine, with respect to any series of Preferred Shares, the rights, privileges, restrictions and conditions of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the provisions applicable to such series, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares, the holders of our Preferred Shares shall have no right to receive notice of or to be present at or vote either in person, or by proxy, at any of our general meetings by virtue of or in respect of their holding of Preferred Shares.

Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares or any restrictions in any of our debt agreements, the directors shall have complete uncontrolled discretion to pay dividends on any class or classes of shares or any series within a class of shares issued and outstanding in any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends.

On our winding-up, liquidation or dissolution or upon the happening of any other event giving rise to a distribution of our assets other than by way of dividend amongst our shareholders for the purposes of winding-up its affairs, subject to any rights, privileges, restrictions and conditions that may have been determined by the Board to attach to any series of Preferred Shares, the holders of all Common Shares and Preferred Shares shall be entitled to participate pari passu.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.

Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at www.sedar.com.

Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts may have a contractual right of rescission against Westport, following the issuance of the underlying Common Shares or other securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

The description of general terms and provisions of Subscription Receipts described in any Prospectus Supplement will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;

•	the procedures for the exchange of the Subscription Receipts into Common Shares or other securities;

•	the number of Common Shares or other securities that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	the material tax consequences of owning the Subscription Receipts; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

DESCRIPTION OF WARRANTS

The following description of the terms of Warrants sets forth certain general terms and provisions of Warrants in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants.

Warrants may be offered separately or in combination with one or more other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable Prospectus Supplement will include details of the warrant agreements covering the Warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of the warrant agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at www.sedar.com.

Pursuant to the warrant agreement original purchasers of Warrants may have a contractual right of rescission against Westport, following the issuance of the underlying Common Shares or other securities to such purchasers upon the exercise or deemed exercise of the Warrants, to receive the amount paid for the Warrants and the amount paid upon exercise of the Warrants in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Warrants.

The description of general terms and provisions of Warrants described in any Prospectus Supplement will include, where applicable:

•	the designation and aggregate number of Warrants offered;

•	the price at which the Warrants will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the Warrants are denominated;

•	the designation and terms of the Common Shares that may be acquired upon exercise of the Warrants;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

•	the minimum or maximum amount, if any, of Warrants that may be exercised at any one time;

•	whether the Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Warrants.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of Debt Securities sets forth certain general terms and provisions of Debt Securities in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Debt Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Debt Securities. Debt Securities may be offered separately or in combination with one or more other Securities. We may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issuance of Debt Securities pursuant to this Prospectus.

The Debt Securities will be issued under an indenture (as amended, restated, supplemented or replaced from time to time, the “Indenture”), among us and Computershare Trust Company, National Association, as U.S. trustee (the “U.S. Trustee”), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”).

We have summarized select portions of the Indenture below. The summary is not complete, and is qualified in its entirety by reference to the Indenture. The Indenture has been filed as an exhibit to the registration statement and will be available electronically at www.sedar.com and www.sec.gov. You should read the Indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the Indenture.

General

Unless otherwise specified in any Prospectus Supplement, at the time of issuance, the Debt Securities will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The Debt Securities will be effectively subordinated (i) to all existing and future indebtedness or other liabilities of our subsidiaries and (ii) to all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness. For the avoidance of doubt, we are permitted to issue subordinated Debt Securities under the Indenture.

The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued under it and provides that Debt Securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the Debt Securities of any series.

Unless otherwise specified in any Prospectus Supplement, the Indenture does not afford the holders of the Debt Securities the right to require us to repurchase or redeem the Debt Securities in the event of a highly-leveraged transaction.

We are not obligated to issue all Debt Securities of one series at the same time and, unless otherwise provided in any Prospectus Supplement, we may reopen a series, without the consent of the holders of the outstanding Debt Securities of that series, for the issuance of additional Debt Securities of that series. Additional Debt Securities of a particular series will have the same terms and conditions as outstanding Debt Securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding Debt Securities; provided, however, that if such additional Debt Securities are not fungible with the outstanding Debt Securities of such series for U.S. federal income tax purposes, the additional Debt Securities will have a separate CUSIP number.

The Prospectus Supplement and any applicable supplemental indenture will set forth, among other things:

•	the title of the Debt Securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the Debt Securities will be issued;

•	whether the Debt Securities will be senior Debt Securities or subordinated Debt Securities, and if they are subordinated Debt Securities, the terms of the subordination;

•	any limit on the aggregate principal amount of the Debt Securities which may be issued;

•	the date or dates on which the Debt Securities will mature, on which we will pay the principal of the Debt Securities and the right, if any, to extend such date or dates;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the Debt Securities will bear interest, if any, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date, whether and under what circumstances Additional Amounts on such Debt Securities shall be payable, the notice, if any, to Holders regarding the determination of interest on a floating rate Debt Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the right, if any, to extend the interest periods and the duration of that extension;

•	the place or places where principal of, and premium and interest, if any, on, the Debt Securities will be payable;

•	the terms and conditions upon which we may redeem or repurchase the Debt Securities;

•	any obligation we have to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder of Debt Securities;

•	the dates on which and the price or prices at which we will repurchase Debt Securities at the option of the holders of Debt Securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the Debt Securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the Debt Securities will be issued in the form of certificated Debt Securities or global Debt Securities;

•	if other than the principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of the maturity date;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the Debt Securities will be made if other than U.S. dollars;

•	any provisions relating to any security provided for the Debt Securities;

•	any addition to or change in the events of default described in this prospectus or in the Indenture with respect to the Debt Securities and any change in the acceleration provisions described in this prospectus or in the Indenture;

•	any addition to or change in the covenants described in this prospectus or in the Indenture with respect to the Debt Securities;

•	whether the Debt Securities may be exchangeable for and/or convertible into our Common Shares or any other security, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

•	the applicability of the legal defeasance and the covenant defeasance provisions of the Indenture;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities;

•	any other terms of the Debt Securities (which may modify or delete any provision of the Indenture as it applies to that series).

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered Debt Securities.

We may issue Debt Securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the Canadian and U.S. federal income tax considerations and other special considerations applicable to any of these Debt Securities in any Prospectus Supplement, as applicable.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than U.S. dollars, or if the principal of and any premium and interest on any series of Debt Securities is payable in a currency or currencies other than U.S. dollars, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such foreign currency or currencies in the applicable Prospectus Supplement.

Exchange and Transfer

Debt Securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of Debt Securities of any series, we will not be required to register the transfer of or, exchange any, debt security of that series selected or called for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the U.S. Trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the Prospectus Supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

Global Securities

The Debt Securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a Prospectus Supplement;

•	be deposited with the U.S. Trustee as custodian for the depositary or its nominee; and

•	bear any required legends.

No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the U.S. Trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the Debt Securities represented by such global securities shall have occurred and be continuing and the depositary notifies the U.S. Trustee of its decision to exchange the global securities for definitive securities.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the Debt Securities registered in their names;

•	will not be entitled to physical delivery of certificated Debt Securities; and

•	will not be considered to be holders of those Debt Securities under the Indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the Indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the Trustees will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the Debt Securities unless otherwise indicated in the Prospectus Supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on Debt Securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder provided that global notes will be paid via the depositary in accordance with its polices and procedures.

We may also name any other paying agents in the Prospectus Supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable Prospectus Supplement, we may not amalgamate, reorganize, merge or consolidate with or into any other person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets in one or more related transactions, to any person, unless:

•	either: (i) the transaction is an amalgamation, reorganization, merger or consolidation and we are the surviving corporation; or (ii) the successor or surviving person is a corporation, limited liability company, partnership, trust or other entity organized or existing under the laws of the United States, any state of the United States, the District of Columbia or the laws of Canada or any province or territory thereunder and expressly assumes our obligations on the Debt Securities and under the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustees;

•	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default shall have occurred and be continuing under the Indenture; and

•	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of Debt Securities, any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 90 days;

•	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

•	default in the performance or breach of any other material covenant or warranty by us in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the U.S. Trustee or we and the U.S. Trustee receive written notice from the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of that series as provided in the Indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to Debt Securities of that series that is described in the applicable Prospectus Supplement and supplemental indenture.

No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default under the Indenture may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the U.S. Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the U.S. Trustee or any holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived and all sums paid or advanced by the U.S. Trustee and the reasonable compensation expenses and disbursements of each of the Trustees and its agents and counsel have been paid as provided in the Indenture.

The Indenture provides that neither the U.S. Trustee nor the Canadian Trustee will be under any obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding Debt Securities, unless the U.S. Trustee or Canadian Trustee, as applicable, receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the U.S. Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the U.S. Trustee or exercising any trust or power conferred on the U.S. Trustee with respect to the Debt Securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless:

•	that holder has previously given to the U.S. Trustee written notice of a continuing event of default with respect to Debt Securities of that series; and

•	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and offered security or indemnity satisfactory to the U.S. Trustee, to institute the proceeding as U.S. Trustee, and the U.S. Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that Debt Security on or after the due dates expressed in that Debt Security and to institute suit for the enforcement of such payment.

The Indenture requires us, within 120 days after the end of our fiscal year, to furnish to the U.S. Trustee, with a copy to the Canadian Trustee, a statement as to compliance with the Indenture. The Indenture provides that the U.S. Trustee may withhold notice to the holders of Debt Securities of any series of any default or event of default (except in payment on any Debt Securities of that series) with respect to Debt Securities of that series if the U.S. Trustee in good faith determines that withholding notice is in the interest of the holders of those Debt Securities.

Modification and Waiver

We may amend or modify the Indenture without the consent of any holder of Debt Securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity, defect or inconsistency, provided that the interests of the holders are not materially adversely affected;

•	conform the text of the Indenture or the Debt Securities to any corresponding provision of this “Description of Debt Securities” or any “Description of Notes” or similar provisions (including in any Prospectus Supplement) as evidenced by an officer’s certificate;

•	provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

•	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Merger, Consolidation, or Sale of Assets” of the Indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the Debt Securities;

•	to comply with the requirements of the SEC to obtain or maintain the qualification of the Indenture under the U.S. Trust Indenture Act of 1939, as amended;

•	make any change that does not adversely affect the interests of any holder of Debt Securities in any material respect, as evidenced by an officer’s certificate;

•	provide for the issuance of additional Debt Securities;

•	add guarantors or co-obligors with respect to the Debt Securities;

•	secure the Debt Securities; or

•	add or appoint a successor or separate trustee.

Other amendments and modifications of the Indenture or the Debt Securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series, and our compliance with any provision of the Indenture with respect to the Debt Securities may be waived by written notice to the U.S. Trustee, with a copy to the Canadian Trustee, by the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

•	reduce the principal amount, any premium or change the fixed maturity of any Debt Securities or alter or waive any of the provisions with respect to the redemption or repurchase of the Debt Securities;

•	reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including default interest, on any of the Debt Securities;

•	waive a default or event of default in the payment of principal of or premium, if any, or interest on the Debt Securities, except a rescission of acceleration of the Debt Securities by the holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities and a waiver of the payment default that resulted from such acceleration;

•	make the principal of or premium, if any or interest on any of the Debt Securities payable in currency other than that stated in the Debt Securities;

•	change any place of payment where the Debt Securities or interest thereon is payable;

•	make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of the Debt Securities to receive payments of principal of or premium, interest, if any, on the Notes and to institute suit for the enforcement of any such payments;

•	make any change in the foregoing amendment and waiver provisions except to increase the percentage vote of holders of the Debt Securities required;

•	make any change that adversely affects the right of any holder of the Debt Securities to convert or exchange any Debt Securities into our Common Shares or any other security; or

•	reduce the percentage in principal amount of any Debt Securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the Indenture or to waive any past defaults.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of an affected series may, on behalf of the holders of all Debt Securities of such series, waive our compliance with provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may, on behalf of the holders of all the Debt Securities of such series, waive any past default under the Indenture with respect to such Debt Securities and its consequences, except a default in the payment of the principal of, or premium or any interest on, any Debt Security or in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding Debt Securities of the affected series; provided, however, that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The Indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the U.S. Trustee, in trust, of money and/or U.S. government obligations, or in the case of Debt Securities payable in a foreign currency, funds in such currency or government obligations of such foreign governments, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest in accordance with the terms of the Indenture and the Debt Securities of that series.

This discharge may occur only if, among other things, we have delivered to the U.S. Trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The Indenture provides that, upon compliance with certain conditions, we may omit to comply with certain covenants set forth in the Indenture, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the Debt Securities of the applicable series, or covenant defeasance.

The conditions include:

•	depositing with the U.S. Trustee money and/or U.S. government obligations or in the case of Debt Securities payable in a foreign currency, funds in such currency or government obligations of such foreign governments, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the Indenture and the Debt Securities of the applicable series; and

•	delivering to the U.S. Trustee an opinion of counsel to the effect that the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Discharge. The Indenture provides that, in certain circumstances, we may discharge certain obligations to holders of Debt Securities that have not already been delivered to the U.S. Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the U.S. Trustee, in trust, money and/or U.S. government obligations, or in the case of Debt Securities payable in a foreign currency funds in such foreign currency and/or government obligations of such foreign government, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the entire indebtedness on such Debt Securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such Debt Securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Units offered;

•	the price at which the Units will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the Units are denominated;

•	the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	the number of Securities that may be purchased upon exercise of each Unit and the price at which and currency or currency unit in which that amount of Securities may be purchased upon exercise of each Unit;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Units.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

PRIOR SALES

The following description of securities issuances contains information with respect to all issuances of our securities for the 12-month period prior to the date of this Prospectus.

We have issued the following Common Shares during the twelve month period prior to the date of this Prospectus:

Date	Price per Common Share(1)(2) ($)	Number of Common Shares(3)
2014
June	$11.11 - $30.62	105,839
July	$3.29 - $35.45	10,407
August	$9.10 - $21.05	9,000
September	$4.27 - $14.90	30,378
October	$6.65	181,511
November	$6.65 - $33.83	92,887
December	$10.71 - $21.54	29,846

2015
January	$5.25 - $35.45	111,215
February	$4.51	325,073	(4)
March	$6.65 - $35.45	187,647
April	$6.65 - $31.02	14,215
May	$14.90 - $31.02	9,834
June	$6.65 - $31.02	44,215
July (1 – 23)	$17.64 - $31.02	9,649

Notes:
(1)	Represents a price range indicating the lowest and highest prices at which Common Shares were issued during the relevant period. With respect to Common Shares issued on exercise of stock options the exercise price of such options has been utilized as the issuance price.
(2)	Common Shares issued upon exercise of performance share units or restricted share units have no exercise price. The price per Common Share set forth in the above table is the fair value per Common Share as of the grant date.
(3)	Unless otherwise noted, all Common Shares were issued upon exercise of stock options or units granted under the Westport Omnibus Plan (as defined in the Management Proxy Circular) or Westport’s previously existing stock option plan.
(4)	All Common Shares issued were based upon earn-out consideration as per the acquisition agreement to acquire Alternative Fuel Vehicle Sweden AB. The price per Common Share was the share price on date of issuance ($4.51 per share). Pursuant to the acquisition agreement the earn-out payments were payable in Common Shares and were tied to revenue and production milestones to be achieved no later than December 31, 2014.

We have, during the last twelve months, granted the following performance share units (“PSUs”), restricted share units (“RSUs”) and stock options, pursuant to the Westport Omnibus Plan.

Share-based Awards
Date	Number of securities granted (#)		Per Share market value of shares underlying securities at time of unit issuance ($)
October 31, 2014	594,100	(1)	$6.65
October 31, 2014	3,434,924	(2)	$6.65
May 8, 2015	1,894	(2)	$5.28	(3)
May 28, 2015	2,660,000	(1)(4)	$5.46	(3)
May 28, 2015	2,681,738	(2)	$5.46	(3)

Notes:
(1)	Represents a grant of PSUs pursuant to the Westport Omnibus Plan.
(2)	Represents a grant of RSUs pursuant to the Westport Omnibus Plan.
(3)	Represents the per share market value in U.S.$ of the shares underlying the securities on the NASDAQ at the time of unit issuance.
(4)	Vesting of these 2,660,000 PSUs is conditional upon shareholders of Westport approving an increase in the number of awards available for issuance pursuant to the Westport Omnibus Plan.

MARKET FOR SECURITIES

Our outstanding Common Shares are listed and posted for trading on the TSX under the trading symbol “WPT” and on NASDAQ under the trading symbol “WPRT”. The following table sets forth the market price ranges and the aggregate volume of trading of the Common Shares on the TSX and NASDAQ for the periods indicated.

	TSX				NASDAQ
	High ($)	Low ($)	Close ($)	Volume (Shares)	High (U.S.$)	Low (U.S.$)	Close (U.S.$)	Volume (Shares)
Period
2014
June	19.34	15.58	19.24	2,136,876	18.14	14.26	18.02	15,537,423
July	20.32	17.73	18.73	1,865,951	18.98	16.60	17.24	16,939,182
August	18.59	15.53	15.65	986,272	17.15	14.26	14.41	10,732,692
September	15.68	11.62	11.76	1,563,620	14.41	10.37	10.51	14,855,248
October	9.22	5.97	6.93	2,992,221	8.25	5.29	6.17	41,600,389
November	7.32	5.20	5.24	1,525,381	6.48	4.64	4.72	18,629,023
December	5.15	3.95	4.39	5,499,330	4.59	3.40	3.74	25,653,664

2015
January	4.59	3.82	4.22	1,176,855	3.91	3.24	3.35	10,759,427
February	8.41	4.26	6.90	3,699,798	6.74	3.37	5.51	32,046,066
March	7.42	4.80	4.98	2,270,808	5.97	3.82	3.94	12,664,549
April	5.96	4.92	5.46	748,717	4.93	3.90	4.53	7,642,450
May	7.46	5.35	6.58	1,148,123	6.18	4.47	5.29	16,509,897
June	7.36	5.70	5.89	616,750	5.95	4.58	4.74	8,817,811
July (1 – 23)	6.61	5.38	5.59	303,403	5.10	4.22	4.32	5,848,506

CONSOLIDATED CAPITALIZATION

Other than the issuance of an aggregate of 77,913 Common Shares pursuant to the exercise of stock options and units granted under Westport’s securities based compensation plans, there have been no material changes in our share and loan capitalization which have occurred subsequent to March 31, 2015.

USE OF PROCEEDS

Unless otherwise indicated in an applicable Prospectus Supplement relating to an offering of Securities, we expect to use the net proceeds we receive from the sale of Securities to finance future growth opportunities including acquisitions and investments, to finance our capital expenditures, to reduce our outstanding indebtedness, for working capital purposes or for general corporate purposes. The amount of net proceeds to be used for each of the principal purposes will be described in the applicable Prospectus Supplement. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents will be paid out of our general funds. From time to time, we may issue debt securities or incur additional indebtedness other than through the issue of Securities pursuant to this Prospectus. We will not receive any proceeds from any sales of Securities by any selling securityholders pursuant to a secondary offering. More detailed information regarding anticipated expenses associated with any underwriter, broker, dealer manager or similar securities industry professionals in respect of any sales by us or a selling securityholder will be described in any applicable Prospectus Supplement.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain selling securityholders. The terms under which the Securities will be offered by selling securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of the Securities by selling securityholders will include, without limitation, where applicable: (i) the names of the selling securityholders; (ii) the number or amount of our Securities of the class being distributed owned, controlled or directed by each selling securityholder; (iii) the number or amount of our Securities of the class being distributed for the account of each selling securityholder; (iv) the number or amount of Securities of any class, to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities; (v) whether the Securities of the class being distributed are owned by the selling securityholders both of record and beneficially, of record only or beneficially only; (vi) if the selling securityholder purchased the Securities of the class being distributed within two years preceding the date of the Prospectus Supplement, the date or dates the selling securityholder acquired the Securities; and (vii) if the selling securityholder acquired the Securities of the class being distributed in the 12 months preceding the date of the Prospectus, the cost thereof to the securityholder in the aggregate and on a per Security basis.

PLAN OF DISTRIBUTION

New Issue

We may sell Securities to or through underwriters, dealers, placement agents or other intermediaries and also may sell Securities directly to purchasers or through agents, subject to obtaining any applicable exemption from registration requirements.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers and as set forth in an accompanying Prospectus Supplement.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers, placement agents or other intermediaries that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

The Prospectus Supplement relating to any offering of Securities will also set forth the terms of the offering of the Securities, including, to the extent applicable, the initial offering price, the proceeds to us, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to any offering of Securities sold to or through underwriters will be named in the Prospectus Supplement relating to such offering.

Under agreements which may be entered into by us, underwriters, dealers, placement agents and other intermediaries who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under applicable securities legislation. The underwriters, dealers, placement agents and other intermediaries with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units that is not a secondary offering will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units may be sold and purchasers may not be able to resell Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Certain dealers may make a market in the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units.

Subject to applicable securities legislation, in connection with any offering of Securities under this Prospectus, the underwriters, if any, may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Secondary Offering

This prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If our Securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 under United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

•	broker-dealers may agree with the selling securityholders to sell a specified number of such Securities at a stipulated price per Security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling our Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of our Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our Securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our Securities in the course of hedging in positions they assume. The selling securityholders may also sell our Securities short and deliver our Securities covered by this Prospectus to close out short positions and to return borrowed Securities in connection with such short sales.

The selling securityholders may also loan or pledge our Securities to broker-dealers that in turn may sell such Securities. The selling securityholders may pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell our Securities from time to time pursuant to this Prospectus or any supplement to this Prospectus filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of selling securityholders to include, pursuant to a prospectus amendment or Prospectus Supplement, the pledgee, transferee or other successors in interest as selling securityholders under this Prospectus. The selling securityholders also may transfer and donate our Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The selling securityholders and any broker-dealer participating in the distribution of our Securities may be deemed to be “underwriters” within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of our Securities is made, a Prospectus Supplement, if required, will be distributed which will identify the selling securityholders and provide the other information set forth under “Selling Securityholders”, set forth the aggregate amount of our Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, our Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states our Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any securityholder will sell any or all of our Securities registered pursuant to the registration statement, of which this Prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the U.S. Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the U.S. Exchange Act, which may limit the timing of purchases and sales of any of our Securities by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of our Securities to engage in market-making activities with respect to our Securities. All of the foregoing may affect the marketability of our Securities and the ability of any person or entity to engage in market-making activities with respect to our Securities.

Once sold under the shelf registration statement, of which this Prospectus forms a part, our Securities will be freely tradable in the hands of persons other than our affiliates.

EARNINGS COVERAGE

If we offer Debt Securities or Preferred Shares having a term to maturity in excess of one year, under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such securities.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder, and may also include a discussion of certain United States federal income tax consequences to the extent applicable. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the offering of the securities will be passed upon for us by Bennett Jones LLP and Willkie Farr & Gallagher LLP. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

The partners and associates of Bennett Jones LLP, as a group, and the partners and associates of Wilkie Farr & Gallagher LLP, as a group, each beneficially own, directly or indirectly, less than 1% of our securities.

AUDITORS

Our financial statements as at and for the year ended December 31, 2014, which are incorporated by reference into this Prospectus, have been audited by Deloitte LLP, independent auditors as indicated in their report dated March 9, 2015. Deloitte LLP has also audited the effectiveness of the Corporation’s internal control over financial reporting, as indicated in their report dated March 9, 2015, and July 23, 2015 and have expressed an adverse opinion because of a material weakness which is described in the Management’s Annual Report on Internal Control over Financial Reporting (revised), which is incorporated by reference into the Registration Statement of which this prospectus forms a part in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Deloitte LLP has advised the Corporation that they are independent with respect to the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

Our financial statements as at December 31, 2013 and for the years ended December 31, 2013 and 2012, which are incorporated by reference into this Prospectus, were audited by KPMG LLP, independent registered public accounting firm, as indicated in their report dated February 25, 2014 which is also incorporated by reference herein, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. KPMG LLP has advised the Corporation that for those years they were independent with respect to the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part:

•	the documents referred to under “Documents Incorporated by Reference” in this Prospectus;

•	the consent of our auditors Deloitte LLP;

•	the consent of our former auditors KPMG LLP;

•	the consent of our Canadian counsel Bennett Jones LLP;

•	the consent of our United States counsel Willkie Farr & Gallagher LLP; and

•	powers of attorney from our directors and officers.

•	Form of Debt Indenture

•	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

•	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus, the accompanying prospectus supplement relating to securities purchased by a purchaser and any amendment thereto. The legislation further provides a purchaser with remedies for rescission or damages if the prospectus, the accompanying prospectus supplement relating to securities purchased by a purchaser or any amendment contains a misrepresentation or are not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation in the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

Original purchasers of Warrants (if offered separately) and Subscription Receipts will have a contractual right of rescission against us in respect of the conversion, exchange or exercise of such Warrant or Subscription Receipt, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant or Subscription Receipt, as the case may be, the amount paid upon conversion, exchange or exercise upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

CERTIFICATE OF THE CORPORATION

Dated: July 24, 2015

This short form base shelf prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador.

(SIGNED) DAVID R. DEMERS Chief Executive Officer	(SIGNED) ASHOKA ACHUTHAN Chief Financial Officer

On behalf of the Board of Directors of the Corporation

(SIGNED) M.A. (JILL) BODKIN Director	(SIGNED) DOUGLAS R. KING Director

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 124 of the Business Corporations Act (Alberta) (the “ABCA”) provides as follows:

124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)	the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

(2) A corporation may with the approval of the Court of Queen’s Bench of Alberta indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a)	was substantially successful on the merits in the person’s defence of the action or proceeding,

(b)	fulfils the conditions set out in subsection (1)(a) and (b), and

(c)	is fairly and reasonably entitled to indemnity.

(3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

(a)	in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b)	in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

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(5) A corporation or a person referred to in subsection (1) may apply to the Court of Queen’s Bench of Alberta for an order approving an indemnity under this section and the Court of Queen’s Bench of Alberta may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Court of Queen’s Bench of Alberta may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Section 7 of the By-laws of the Registrant, contains the following provisions with respect to indemnification of the Registrant’s directors and officers:

7.05 Limitation of Liability

Subject to the ABCA, no director or officer for the time being of the Registrant shall be liable for the acts, receipts, neglects or defaults if any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by the Registrant or for or on behalf of the Registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Registrant shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which moneys, securities or effects shall be lodged or deposited for any loss, conversation, misapplication or misappropriation of or any damage resulting from any dealings with moneys, securities or other assets of or belonging to the Registrant or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Registrant and through a failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.06 Indemnity

Subject to the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect to any civil, criminal or administrative action or proceedings to which he is made a party by reason of being or having been a director of officer of the Registrant or such body corporate, if:

(a) he acted honestly and in good faith with a view to the best interests of the Registrant; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7.07 Insurance

The Registrant may, subject to and in accordance with the ABCA, purchase and maintain insurance for the benefit of any director or officer as such against liability incurred by him.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

See Exhibit Index in Part II on Page III-4.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name and address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on July 24, 2015.

Westport Innovations Inc.

/s/ David R. Demers
David R. Demers
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David R. Demers, and Ashoka Achuthan, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in each person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David R. Demers David R. Demers	Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2015

/s/ Ashoka Achuthan Ashoka Achuthan	Chief Financial Officer (Principal Financial Officer)	July 24, 2015

/s/ Jim MacCallum Jim MacCallum	Vice President, Corporate Controller	July 24, 2015

/s/ M.A. (Jill) Bodkin M.A. (Jill) Bodkin	Chairman and Director	July 24, 2015

/s/ Warren J. Baker Warren J. Baker	Director	July 24, 2015

/s/ Joseph P. Caron Joseph P. Caron	Director	July 24, 2015

/s/ Brenda J. Eprile Brenda J. Eprile	Director	July 24, 2015

/s/ Philip B. Hodge Philip B. Hodge	Director	July 24, 2015

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/s/ Dezsö. Horváth Dezsö. Horváth	Director	July 24, 2015

/s/ Douglas King Douglas King	Director	July 24, 2015

/s/ Douglas G. Pearce Douglas G. Pearce	Director	July 24, 2015

/s/ Gottfried (Guff) Muench Gottfried (Guff) Muench	Director	July 24, 2015

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

/s/ Ashoka Achuthan Ashoka Achuthan	Authorized Representative in the United States	July 24, 2015

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EXHIBIT INDEX

Exhibit No.	Description

4.1*	The Annual Information Form dated March 9, 2015, for the year ended December 31, 2014, filed with the Commission as Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F filed on March 9, 2015.

4.2*	The Management Proxy Circular dated March 11, 2015 relating to the annual and special meeting of shareholders held on April 30, 2015, filed with the Commission as Exhibit 99.1 under cover of Form 6-K on May 1, 2015.

4.3*	The Audited Consolidated Financial Statements as at December 31, 2014 and December 31, 2013 and for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, together with the notes thereto, and the auditors’ reports thereon addressed to our shareholders (as amended), filed with the Commission as Exhibit 99.2 to the Registrant’s Amendment No. 1 to its Annual Report on Form 40-F/A filed on July 23, 2015.

4.4*	The Interim Consolidated Financial Statements as at and for the three months period ended March 31, 2015 and 2014, filed with the Commission as Exhibit 99.2 under cover of Form 6-K on May 8, 2015.

4.5*	The Management’s Discussion and Analysis of financial condition and results of operations dated July 23, 2015, for the year ended December 31, 2014 (as amended), filed with the Commission as Exhibit 99.3 to the Registrant’s Amendment No. 1 to its Annual Report on Form 40-F/A filed on July 23, 2015.

4.6*	Interim Management’s Discussion and Analysis of financial condition and results of operations dated May 7, 2015 for the three months ended March 31, 2015, filed with the Commission as Exhibit 99.1 under cover of Form 6-K on May 8, 2015.

5.1	Consent of Deloitte LLP, independent registered public accounting firm.

5.2	Consent of KPMG LLP, independent registered public accounting firm.

5.3	Consent of Bennett Jones LLP.

5.4	Consent of Willkie Farr & Gallagher LLP.

6.1	Power of Attorney of certain officers and directors of the Registrant (included on signature pages).

7.1	Form of Debt Indenture

7.2	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1.

7.3	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

*	Previously filed or furnished to the Commission.

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